Exhibit 99.1

FOR IMMEDIATE RELEASE

Stellarex™ ILLUMENATE Pivotal Results are Top-tier in the Most Complex Patient Group Studied in DCB IDE Trials

COLORADO SPRINGS, COLO. (November 2, 2016) - The Spectranetics Corporation (NASDAQ: SPNC) today announced that Dr. Sean Lyden presented the final 12-month results of the Stellarex Drug-coated Balloon (DCB) ILLUMENATE Pivotal Trial at the Transcatheter Cardiovascular Therapeutics (TCT) conference in Washington, D.C. The ILLUMENATE Pivotal Trial’s Co-Principal Investigators are Dr. Lyden, of the Cleveland Clinic, and Dr. Prakash Krishnan of Mount Sinai in New York.
Dr. Krishnan stated, “First generation drug-coated balloons forced us to make a choice between top-tier clinical outcomes and the potential safety advantages of a lower drug dose. Based on the compelling Stellarex DCB study results, we no longer need to compromise. In the most challenging patient population studied in a DCB Investigational Device Exemption trial, the next-generation Stellarex DCB achieved remarkable clinical outcomes. I am very excited these results could be obtained given the high proportion of severely calcified lesions and co-morbidities.”
The ILLUMENATE Pivotal Trial enrolled 300 patients, all of whom were randomized to treatment with the Stellarex DCB or a percutaneous transluminal angioplasty (PTA). This patient cohort represents the most complex patient population studied in a DCB IDE trial, when considering co-morbidities for the DCB arm included high rates of severe calcification (43.9%), diabetes (49.5%), renal insufficiency (18.0%), and cardiovascular disease (45.0%). The key results, per Kaplan-Meier survival estimates, at day 365 include:

•	Primary patency was 82.3% for the DCB group and 70.9% for the PTA group.

•	Freedom from clinically-driven target lesion revascularization (CD-TLR) was 93.6% for the DCB group and 87.3% for the PTA group.

•	The trial met its primary safety and effectiveness endpoints and demonstrated superiority to PTA on both.
The ILLUMENATE Pivotal Trial is the second randomized controlled trial to study the Stellarex DCB. The ILLUMENATE European Randomized Control Trial reported a 12-month Kaplan-Meier primary patency rate of 89.0% for the DCB arm vs. 65.0% in the PTA arm. When the DCB cohort data from both randomized trials is pooled, the Kaplan-Meier primary patency rate is 86.0% and the CD-TLR rate is 94.2%.

“Severe calcification has been viewed as the Achilles heel of drug-coated balloons. Our U.S. Pivotal Trial data provides compelling evidence that Stellarex achieves top-tier patency even in very complex patients. These outcomes are a significant step forward in our effort to improve patient care and lead the way in clinical science,” said Scott Drake, President and CEO.
The ILLUMENATE Pivotal Trial was conducted with the highest level of rigor to ensure accuracy and reliability of the data. Independent, blinded third parties included a clinical events committee and angiographic and duplex ultrasound core laboratories to assess diagnostic images and outcomes.
As previously announced, the company will host a webcast to discuss the study results with Dr. Krishnan and Dr. Lyden at 10 am Eastern Standard Time today. You may view the webcast via the investor relations portion of Spectranetics’ website at http://www.spectranetics.com/investor-relations/investor-events.

About the Stellarex Drug-coated Balloon Platform
The Stellarex DCB platform is designed to treat peripheral arterial disease. The Stellarex DCB uses EnduraCoat™ technology, a durable, uniform coating designed to prevent drug loss during transit and facilitate controlled, efficient drug delivery to the treatment site. Spectranetics launched the device in Europe in January 2015. It is not available for sale in the U.S. Commercialization in the U.S. is anticipated in the second half of 2017.
About the ILLUMENATE Clinical Program
There are five ILLUMENATE clinical studies evaluating the safety and efficacy of the Stellarex DCB platform and support United States and Canadian regulatory filings. There are four ILLUMENATE clinical studies in addition to the ILLUMENATE Pivotal Trial described above:

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The ILLUMENATE First-In-Human (FIH) Study was a non-randomized, multi-center study that enrolled 80 patients. In the pre-dilatation arm (n=50), the primary patency rate at was 89.5% at 12 months and 80.3% at 24 months.

•	The ILLUMENATE Pharmacokinetic Study measured the Paclitaxel drug levels in the blood of 25 patients enrolled at two sites.

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The ILLUMENATE EU Randomized Trial is a prospective, randomized controlled, multi-center trial with 328 patients enrolled at 18 sites. The primary safety and effectiveness endpoints were met and superiority over PTA was demonstrated in both. The 12-month primary patency rate was 89.0% vs. 65.0% in the PTA arm (p<0.001).

•	The ILLUMENATE Global study is a prospective, multi-center, single-arm study with 371 patients enrolled. Interim data on the first 220 subjects showed a primary patency rate of 86.5% at 12 months.

About Spectranetics
The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials and regulatory approvals, regulatory or competitive environments, outcome of litigation, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding prospects for the Stellarex Drug-coated Balloon, our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2016 outlook and projected results including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this presentation. These risks and uncertainties may include financial results differing from guidance, increasing competition and consolidation in our industry, the impact of rapid technological change, slower revenue growth and losses, inability to successfully integrate AngioScore and Stellarex into our business and the inaccuracy of our assumptions regarding AngioScore and Stellarex, market acceptance of our technology and products, our inability to manage growth, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development and successful commercialization of new products, loss of key personnel, uncertain success of or delays in our clinical trials, costs of and adverse results in any ongoing or future legal proceedings, adverse impact to our business of healthcare reform and related legislation and regulations, including changes in reimbursements, adverse conditions in the general domestic and global economic markets and volatility and disruption of the credit markets, our inability to protect our intellectual property and intellectual property claims of third parties, availability of inventory and components from suppliers, adverse outcome of FDA inspections, including FDA warning letters and any remediation efforts, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals, product defects or recalls and product liability claims, cybersecurity breaches, ability to manufacture sufficient volumes to fulfill customer demand, our dependence on third party vendors, suppliers, consultants and physicians, unexpected delays or costs associated with any planned improvements to our manufacturing processes, risks associated with international operations, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034 and our term loan and revolving loan facilities, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended September 30, 2016. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Investor Relations Contacts

Zach Stassen	Michaella Gallina
Senior Director of Finance	Director of Investor Relations
zach.stassen@spnc.com	michaella.gallina@spnc.com
(719) 447-2292	(719) 447-2417